Exhibit 10.1

LEASE

OF

PREMISES

550 KING STREET

BUILDING A

LITTLETON, MA

FROM

550 KING STREET, LLC

TO

PRECISION OPTICS CORPORATION, INC.

LEASE SUMMARY

LESSOR/LANDLORD:	550 King Street, LLC
LESSEE/TENANT:	Precision Optics Corporation, Inc.
LOCATION:	550 King Street, Building A, Suite 100, Littleton, Massachusetts
PREMISES AREA:	19,590 +/- Rentable Square Feet
TERM:	Seven (7) Years
TERM COMMENCEMENT DATE:	Upon substantial completion of Tenant Improvements and the receipt of a certificate of occupancy, targeted for August 1, 2025
RENT COMMENCEMENT DATE:	Upon Term Commencement Date
TERM EXPIRATION DATE:	Seven (7) years from Rent Commencement Date
OPTION TERM:	Two Option Terms for Five Years Each
PERMITTED USE:	General office, lab, manufacturing, warehousing, showroom, and all permitted uses and uses incidental thereto
BASE RENT:

First Lease Year: $18.45 per Rentable Square Foot ($361,435.50 annually / $30,119.63 monthly) – Landlord waives Base Rent (and all Additional Rent) for the initial six (6) months of the Term.

Following the first Lease Year, Annual Base Rent increases each subsequent Lease Year at the rate of three percent (3%) over the previous year’s Annual Base Rent

SECURITY DEPOSIT:	$71,927.96
LIABILITY INSURANCE:	$4,000,000 per occurrence $7,000,000 in the aggregate
PARKING:	At least sixty (60) non-reserved parking spaces shall be made available for Tenant’s use as hereinafter provided
EXHIBITS:	A – Premises B – Operating Expense Exclusions C – Tenant Improvements D – Commercial Café

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LEASE

1.parties

550 King Street, LLC, a Massachusetts limited liability company (“Landlord”, which expression shall include its successors, administrators and assigns where the context so permits), having an address at 290 Merrimack Street, Lawrence, Massachusetts 01843, does hereby lease to Precision Optics Corporation, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (“Tenant”, which expression shall include its successors, administrators and assigns where the context so permits), having a mailing address at the Premises (following the occurrence of the Term Commencement Date as hereinafter defined), and Tenant hereby leases from Landlord the following described Premises pursuant to the terms of this Lease.

2.PREMISES

The premises (“Premises”) contain approximately 19,590 rentable square feet, known as Suite 100, located on the first (1st) floor as shown on the plan attached hereto as Exhibit A, which Premises are a portion of the Building known as Building A, 550 King Street, Littleton, MA (“Building”). The rentable square feet of the Premises is referred to as “RSF.” Tenant shall also have the right to use, in common with other Building tenants and occupants, all sidewalks, driveways, parking facilities, corridors, stairways, trash and road facilities, and other so-called “common areas” of the Building (and the land upon which it is located sometimes hereinafter referred to as the “Land”) now or hereafter existing and intended for the joint use by all Building tenants. Tenant shall also have the non-exclusive right to use not less than sixty (60) non-reserved parking spaces for the parking of passenger vehicles by its employees, customers and invitees, and Landlord hereby covenants and agrees that the Building’s parking facilities shall at all times during the Term hereof be of sufficient size and capacity to ensure that Tenant’s foregoing parking requirements are satisfied.

3.TERM

The Term of this Lease shall commence on the first day of the calendar month following the date the Tenant Improvements (hereafter defined) are substantially completed by Landlord, the Premises are delivered to Tenant in the condition required under this Lease, and all approvals necessary for the occupancy of the Premises to be so occupied have been issued by the appropriate local authorities, all as more particularly described in Section 10 below and targeted to occur on August 1, 2025 (“Term Commencement Date”), and shall continue thereafter through 11:59 p.m. on that date which is seven (7) years after the Rent Commencement Date (the “Term”). Upon the determination of the Term Commencement Date as provided herein, Landlord and Tenant will enter into an amendment to the Lease on Landlord’s form providing the specific Term Commencement Date.

Tenant shall have access to the Premises upon full execution of this Lease, at no additional cost and without any obligation to pay Rent (as defined below), but providing Tenant has secured insurance as set forth herein, in order to perform the design and construction of improvements in the Premises.

4.RENT AND RELATED MATTERS

As used herein, the term “rent” or “Rent” shall mean Base Rent and Additional Rent (as defined below). Rent shall be paid as provided herein without deduction, offset or setoff whatsoever.

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Tenant shall pay to Landlord Base Rent during the Term at the following rates, payable in advance on the first day of each month (pro-rata for any partial month) commencing on the Rent Commencement Date in monthly installments as herein set forth:

Lease Year	Annual Rate for Base Rent On A Per Rentable Square Foot Basis	Annual Base Rent	Monthly Base Rent
1	$18.45	$361,435.50	$30,119.63
2	$19.00	$372,210.00	$31,017.50
3	$19.57	$383,376.30	$31,948.03
4	$20.16	$394,934.40	$32,911.20
5	$20.77	$406,884.30	$33,907.03
6	$21.39	$419,030.10	$34,919.18
7	$22.03	$431,567.70	$35,963.98

As used in this Lease, the term “Lease Year” shall mean the following: the first Lease Year shall commence on the Rent Commencement Date and shall end twelve (12) months after the Rent Commencement Date; the second Lease Year shall commence on the day after the end of the first Lease Year and continue for a consecutive twelve month period; and each Lease Year thereafter shall be a sequential, consecutive twelve (12) month period. The “Rent Commencement Date” shall be the date of substantial completion of Landlord’s Work, including the Tenant Improvements, and when all approvals necessary for occupancy of the Premises have been issued by the appropriate local authorities, all as more particularly described in Section 10 below. The Term Commencement Date and the Rent Commencement Date shall be the same date for all purposes under this Lease. Notwithstanding anything herein to the contrary, Landlord waives Tenant’s obligation to pay any rent for the initial six (6) months of the Term, following the Rent Commencement Date.

Tenant’s pro-rata share (“Pro-Rata Share”) for the purposes of this Lease shall be Seven and Twenty-Two One Hundredths percent (7.22%), i.e., the RSF of Premises, 19,590, divided by the square footage of the Building, 271,402.

During the Term of this Lease and from and after the Rent Commencement Date (but subject to the “free rent” period set forth above in this Section 4), Tenant shall pay, without deduction, offset or setoff whatsoever, as Additional Rent (“Additional Rent”), in addition to Base Rent, (i) Tenant’s Pro-Rata Share of Real Estate Taxes (as hereinafter defined) levied against the Building; (ii) Tenant’s Pro-Rata Share of Operating Expenses (as hereinafter defined); and (iii) all other amounts due from Tenant to Landlord under this Lease. In addition to the foregoing, Tenant shall directly and timely pay all taxes, assessments and impositions, if any, for Tenant’s furniture, fixtures, equipment and specific business operating at the Premises.

The definition of all “Real Estate Taxes” assessed against the Building includes all taxes, assessments, betterments, water or sewer entrance fees and charges, or any other charges that appear either on a real estate tax bill or Municipal Lien Certificate issued by the Town of Littleton upon or against the Building but not including fees or penalties for late payment or otherwise. This definition of real estate taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term real estate taxes shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes. The term "fiscal year" shall mean July 1st through June 30th next following, or such other tax period as may be established by law for the payment of Real Estate Taxes.

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Real Estate Taxes reimbursed to Landlord by Tenant will be based on the maximum early payment discounts, and shall not include any fines or penalties. Landlord will not collect more than 100% of the Real Estate Taxes assessed on the Building. Landlord agrees to engage experts to challenge any unreasonable tax assessments and Tenant shall have the right to challenge Real Estate Taxes during the Lease Term. “Real Estate Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (c) imposed on land and improvements other than the Building or on any additions after the Term Commencement Date, unless requested by Tenant or made available for Tenant’s use; (d) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state taxes; (e) resulting from a change of ownership or transfer of any or all of the Building or the improvement of any of the Building for the sole use of other occupants.

The services to be included in “Operating Expenses” and extended to the Tenant as a standard for the Building and Premises shall include, but not limited to, property management, insurance, repair and maintenance of mechanical, electrical and plumbing systems serving the Building and Premises, landscaping, snow removal, window cleaning, janitorial services in the Building and Premises, water and sewer, trash removals, common area security and lighting, parking lot repair and maintenance, vertical transportation, and HVAC during Normal Business Hours.

Operating Expenses will be calculated in accordance with Generally Accepted Accounting Principles (GAAP) and shall include all commercially reasonable expenses incurred to operate the Building. Landlord shall not collect more than 100% of the Operating Expenses required to operate the Building. Specific exclusions from Operating Expenses are set forth on Exhibit B.

Tenant shall pay with each monthly payment of Base Rent, one-twelfth (1/12) of its Pro-Rata Share of the estimated annual Additional Rent for Real Estate Taxes and Operating Expenses as reasonably determined by Landlord and provided in writing to Tenant at least thirty (30) days prior to the initial due date of such estimated payments. Following the end of each calendar year during the Term of this Lease with respect to Operating Expenses after final expenses are determined, and with respect to Real Estate Taxes following the issuance of periodic or final real estate tax bills for a fiscal year, Landlord shall determine the actual Operating Expenses for such calendar year and actual Real Estate Taxes for such periodic period or fiscal year, and Tenant’s Pro-Rata Share thereof, and submit a statement thereof to Tenant (“Landlord’s Statement”). Any payment shortage shown of Landlord’s Statement shall be due and payable by Tenant within thirty (30) days after Tenant’s receipt thereof from Landlord, and any excess payment shall be credited against currently outstanding or future Additional Rent obligations, or refunded if such amount exceeds $25,000 or if the Term of this Lease has ended and the Tenant has no further obligations to Landlord.

If, after Tenant shall have made any payment under this Section, Landlord shall receive a refund of any portion of the Real Estate Taxes paid on account of any fiscal year in which such payments shall have been made as a result of an abatement of such real estate taxes, by final determination of legal proceedings, settlement or otherwise ("Proceedings"), Landlord shall, within thirty (30) days after receiving the refund either (i) pay to Tenant the Tenant’s Pro-Rata Share of the refund, if any, which shall be adjusted if Tenant’s original payment covered a shorter period than covered by the refund, less the expense (including, but not limited to, attorneys' fees, costs and appraisers' fees) allocable to Tenant’s Pro-Rata Share and incurred by Landlord in connection with any such Proceedings, or (ii) apply the same to any then-outstanding Rent obligations due under this Lease. Landlord shall have sole control of all Proceedings.

Within ninety (90) days after its receipt of Landlord’s Statement for the applicable calendar year, Tenant shall have the right to audit the calculations of Real Estate Taxes and Operating Expenses of the Landlord at Tenant’s sole cost and expense. Landlord shall refund to Tenant any sums determined to be an overpayment of Real Estate Taxes and/or Operating Expenses by Tenant. In the event any overpayment is determined to be greater than three percent (3%) of the Real Estate Taxes and Operating Expenses due from Tenant for any calendar year, Landlord shall also reimburse Tenant for the reasonable costs of the audit.

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If Tenant shall fail to timely pay any monthly installment of Base Rent or Additional Rent within five (5) days after such payment is due, Landlord shall be entitled to collect a charge equal to five (5%) percent of the amount due to cover Landlord’s administrative expense in handling late payments. In addition, Tenant shall pay interest at the rate of one percent (1%) per month (the “Default Rate”) or any fraction thereof on any Base Rent or Additional Rent which remains unpaid for a period of thirty (30) days or more.

At time of execution of this Lease, Landlord estimates that Tenant’s Pro-Rata Share of Operating Expenses and Real Estate Taxes will be $10.14 per RSF.

5.UTILITIES AND SERVICES.

Tenant shall timely pay when due directly to the applicable electric utility company and service provider all charges for electricity, telephone, internet and other communication services and shall have such services in its name; provided, however, to the extent that electricity is check-metered to the Premises, Tenant shall pay the actual costs incurred for electricity directly to Landlord ten (10) days after billing without Landlord mark-up. Current tel/data service providers include Verizon and Comcast.

Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Term Commencement Date following completion of Landlord’s Work. In the event Tenant requires additional utilities or equipment, the installation and maintenance thereof shall be Tenant’s sole cost and obligation, provided that such installation shall be subject to the written consent of Landlord which shall not be unreasonably withheld, delayed or conditioned.

Tenant’s normal business hours are 7 AM to 7 PM Monday through Saturday of each week. As of the Term Commencement Date, Tenant shall have access to the Building, the Premises, and the parking facilities and other common areas twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks a year. In the event Tenant shall require Building services other than during normal business hours which results in additional cost and expense to Landlord, Tenant shall be responsible to reimburse Landlord for such additional cost and expense incurred by Landlord without mark-up.

Subject to Section 33, Tenant agrees that in no event shall Landlord be liable for any interruption or delay in relation to utilities or equipment or in relation to Landlord’s obligations under this Lease caused by accident, making of repairs, alterations or improvements in the Building, labor difficulties, trouble in obtaining fuel, electricity or services or supplies, governmental restraints or the actions or inactions of Tenant or those acting by, through or under Tenant, or other causes beyond Landlord’s reasonable control (but in respect of those matters for which Landlord is expressly responsible under this Lease, Landlord will use diligent good faith efforts under the circumstances to restore such services or make such repairs).

6.USE OF PREMISES

Tenant shall use the Premises only for the operation of its business including general office, lab, manufacturing, warehousing, showroom, and all related legal uses (“Permitted Use”) and for no other use. Landlord represents and warrants to Tenant that use of the Building and the Premises for the Permitted Use is permitted as of right under applicable zoning laws and regulations. Tenant agrees that in no event shall Tenant’s manner of use and operation of the Premises be unlawful, improper, unreasonably noisy or offensive, contrary to law or any applicable municipal law, regulation, by-law or ordinance; make voidable any insurance on the Building or on the contents of the Building; be contrary to any law or regulation from time to time established by any fire rating agency or similar body.

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7.COMPLIANCE WITH LAWS

Tenant, in the operation of its business at the Premises, shall comply with all applicable building, zoning, environmental, health, fire safety, land use and other federal, state and municipal by-laws, rules, regulations, ordinances, codes and requirements applicable to the Premises and the Building (collectively, the “Applicable Laws”). Before Tenant occupies any part of the Premises, Tenant shall obtain, at Tenant’s sole cost and expense, all permits, licenses, and other authorizations, if any, required under Applicable Laws (collectively “Required Permits”) for the completion of Tenant’s Work, as herein defined, and for the operation of the Premises for the Permitted Use; provided, however, obtaining the Required Permits shall not be a condition of Tenant’s obligations hereunder. Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, unreasonably noisy or offensive, or contrary to any Applicable Laws.

As a condition to the occurrence of the Rent Commencement Date and thereafter during the entire Term, as extended, Landlord, at its sole cost, shall be responsible for placing and keeping the Building and all Building systems (including but not limited to fire, life safety, security, HVAC, elevators, etc.) in compliance with all Applicable Laws, including, but not limited to, the Americans with Disabilities Act; provided, however, that Tenant shall be responsible for performing any alterations required to comply with Applicable Laws solely required due to Tenant’s particular manner of use (other than generally for the Permitted Use) or alterations constructed by Tenant after completion of the Tenant Improvements Work.

8.FIRE INSURANCE

Tenant shall not permit any use of the Premises which will make voidable any insurance for the Building or on the contents of the Building, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. Tenant shall on demand reimburse Landlord all extra insurance premiums caused by Tenant's use of the Premises upon receipt of reasonable supporting documentation.

9.MAINTENANCE

A.Tenant’s Obligations

Tenant agrees to perform routine and ordinary repairs to maintain the Premises in substantially the same condition as existed on the Term Commencement Date, damage by fire and other casualty and reasonable wear only excepted. Tenant’s maintenance of the Premises shall include, without limitation, replacement of light bulbs, paint and carpeting within the Premises and any and all facilities and utilities installed by Tenant such as telephone and computer systems, cables and wires. Notwithstanding the foregoing, Tenant shall be responsible to repair and/or replace, as necessary, glass windows and systems and fixtures within the Premises damaged by Tenant or those acting by, through or under Tenant. Tenant shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Tenant shall use and conduct Tenant’s business at the Premises in such a manner as to assure that no water, or unreasonable levels of noise, fumes, or odor, or any other condition escapes or is emitted from the Premises which is asserted to be objectionable by Landlord or which interferes with or in any manner causes damage to or upon the Building or any abutting space or common area.

B.Landlord’s Obligations

Landlord agrees to maintain the structure, roof, foundation, exterior walls, plate glass, and common areas and mechanical systems of the Building and Premises in the same condition as they are on the Rent Commencement Date or as they may be put in during the Term of this Lease, reasonable wear and tear, damage by fire or other casualty only excepted, unless such costs and expenses are required because of Tenant or those acting by, through and under Tenant, in which event Tenant shall be responsible to pay within ten (10) days of billing by Landlord, Landlord’s costs and expenses for repair and restoration related to such damage, subject, however, in all events to Section 17 hereof. Landlord warrants that the roof is watertight and that the Building systems, including electrical, life safety, HVAC, and plumbing are in good working order and that Landlord will maintain such systems serving the Building and Premises and the roof throughout the Term of this Lease and any extensions.

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10.WORK BY TENANT AND LANDLORD

A.Landlord’s Work and Tenant’s Work

Landlord shall, at Landlord’s expense, promptly complete all work and improvements (and furnish all labor and materials required therefor), which are reasonably necessary for the operation of Tenant’s business in the Premises (collectively, “Landlord’s Work”) including, without limitation, the work and improvements set forth on Exhibit C (“Tenant Improvements”). All such Landlord’s Work to be in full compliance with the terms of this Section and the other applicable provisions of this Lease. The plans and specifications for Tenant Improvements (“Plans and Specs”) shall be prepared by Landlord’s architect working in concert with Tenant’s design team, and subject to the review and approval of Landlord, such approval not to be unreasonably withheld, delayed or conditioned.

Before starting Landlord’s Work, Landlord shall obtain all permits, licenses and other authorizations required under all Applicable Laws (collectively, the “Permits”), all of which shall be maintained in Landlord’s name in full force and effect. Landlord shall begin Landlord’s Work promptly after issuance of the Permits. Once commenced, all Landlord’s Work shall be diligently pursued to completion and shall be performed by Landlord in a good and workmanlike manner using new and first-class materials and supplies, free from defects in design, construction, workmanship and materials, in accordance with all Applicable Laws and the fire insurance rating association having jurisdiction over the Premises. Landlord agrees to use diligent efforts to substantially complete Landlord’s Work by the targeted Term Commencement Date of August 1, 2025 set forth in Section 3 above, or as soon thereafter as is practicable in light of weather conditions and other factors beyond Landlord’s reasonable control, subject in all events to documented delays caused by Tenant (“Tenant Delays”), provided that Tenant has finalized their programming and scope of work and fully approved the design plans by May 1, 2025. If the plans are not fully approved by this date, which the parties acknowledge is a Tenant Delay, the Landlord will still endeavor to complete the work by the referenced dates, however, the damages will be extended by a day for each day that the approval extends beyond May 1, 2025. If Landlord fails to Substantially Complete Landlord’s Work on or before October 1, 2025 (such date to be extended by Tenant Delays, the “Delivery Deadline”) then Tenant shall be entitled to one (1) additional day of abated Rent (or “free rent”) for each day that delivery of the Premises and Substantial Completion of Landlord’s Work is delayed beyond the Delivery Deadline. In the event that for any reason the Term Commencement Date fails to occur by January 1, 2026 for any reason other than Tenant Delays, then Tenant may terminate this Lease at any time thereafter by written notice to Landlord, whereupon all sums previously paid by Tenant to Landlord shall be refunded. “Substantially Complete” or “Substantial Completion”, as used in this Lease, means the required work has been completed except for normal and minor punch list items so as to enable Tenant to perform Tenant’s Work and, upon performance of the work to be done by Tenant, to open for business in the normal course. Landlord shall promptly give Tenant notice of such date of Substantial Completion, whereupon Landlord and Tenant shall inspect the Premises for purposes of creating a punch list and confirming that Landlord’s Work is in fact Substantially Complete.

Landlord agrees to (i) promptly review and respond to comments to plans and specifications submitted to Landlord pursuant to the provisions of this Section, and (ii) coordinate with Tenant for Tenant’s access to the Premises. During Tenant’s Early Access, as set forth in Section 30, Tenant may install certain improvements, including furniture, fixtures, equipment, and tel/data wiring (“Tenant’s Work”), which shall be coordinated with Landlord’s contractor. In performing Tenant’s Work and otherwise equipping the Premises, Tenant shall have the use of all existing furniture currently located in the Premises, as well as all existing furniture currently located in other vacant spaces in the Building.

B.Space Planning Allowance

Deleted.

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11.ALTERATIONS - ADDITIONS

Tenant shall not make any type of alterations or additions to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, provided that no such consent shall be required for wholly cosmetic alterations (e.g. painting or carpeting, etc.). Any alterations or improvements to be made by Tenant shall be at Tenant’s sole cost and expense and shall become the property of Landlord at the termination of occupancy as provided herein, except that Tenant may remove personal property and trade fixtures in accordance with the terms of Section 21 hereof. No portion of the initial Tenant Improvements to the Premises shall be removed from the Premises without Landlord’s consent.

12.ASSIGNMENT - SUBLEASING

Except for Permitted Transfers (as defined below), Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord's prior written consent thereto which consent in the case of an assignment of the Lease or a sublet of all the Premises, shall not be unreasonably withheld, delayed or conditioned, provided that (i) there exists no default by Tenant under this Lease and no fact nor circumstances which, with the giving of notice, the passage of time, or both, would constitute a default by Tenant under this Lease, and (ii) the assignee, on Landlord’s form, inter alia, assumes and agrees to pay and perform all the obligations of the Tenant under the Lease jointly and severally with Tenant. As used herein the term “assign” or “assignment” shall be deemed to include, without limitation: (x) any transfer of the Tenant’s interest in the Lease by operation of law, the merger or consolidation of the Tenant with or into any other firm or corporation; or (y) the transfer or sale of a controlling interest in the Tenant whether by sale of its capital stock or otherwise. Notwithstanding anything to the contrary contained herein, at Landlord’s option, in Landlord’s sole discretion, any assignment in violation of the provisions of this Section shall result in this Lease being binding upon the assignee, jointly and severally, with Tenant. Landlord’s consent shall be deemed granted if not denied in writing by Landlord within thirty (30) days after receipt of Landlord of Tenant’s request in writing.

Notwithstanding the foregoing, no prior Landlord consent shall be required for a Permitted Transfer provided that the following conditions precedent are satisfied: (a) Tenant is not in default under this Lease nor would be in default but for the giving of notice or the passage of time or both; and (b) Tenant and the Permitted Transferee comply with the other provisions of this Section 12. Tenant shall provide prompt notice to Landlord following any Permitted Transfer, together with copies of all relevant, non-confidential documentation, including the Permitted Transferee’s financial condition as reflected by current financial statements in form reasonably acceptable to Landlord. As used in this Lease the term “Permitted Transfers” shall mean any of the following transactions; (i) any transaction pursuant to which Tenant is merged or consolidated with any other entity or pursuant to which all or substantially all of Tenant’s assets, including, without limitation, Tenant's interest under this Lease (the “Tenant Interest”) are sold or transferred; or (ii). the sublease or assignment of the Tenant Interest to any entity which controls, is controlled by or is under common control with Tenant; or (iii) any collateral assignment of the Tenant Interest to any lender providing working capital or other loans to Tenant, which collateral assignment is required by such lender as security for such loans or the other financial obligations of Tenant to such lender. Permitted Transfers shall also include Tenant’s periodic transactions with its vendors, consultants, independent contractors and customers whereby portions of the Premises may be subject to the shared use and occupancy by such parties with Tenant in conjunction with Tenant’s business operations in the ordinary course and none of the same shall constitute a “sublease” or other transaction requiring Landlord’s approval.

In the event of the assignment or subletting by the Tenant permitted hereunder, Tenant shall remain primarily liable with the new tenant, jointly and severally, for the payment of any and all Base Rent, Additional Rent and other amounts which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder. Tenant shall also pay to Landlord, from time to time, fifty percent (50%) of all rent and payments on account of expenses received as a result of the assignment or sublet which exceeds the rent and payments on account of expenses payable hereunder, net of all expenses incurred by Tenant related to such assignment or sublease, including, without limitation, all brokerage fees, marketing expenses, legal fees and improvement costs. No such assignment or sublease shall be valid or effective unless (i) it is approved in advance in writing by Landlord (other than with respect to Permitted Transfers) and (ii) the assignee or sublessee enters into an agreement on Landlord’s form, providing, inter alia (a) as to assignee, that assignee be bound directly to the Landlord and (b) limiting the use of the Premises to the Permitted Use allowed under this Lease. No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of the Tenant’s interest herein shall operate to release or impair Tenant’s obligations hereunder.

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The consent by Landlord to any assignment, mortgage, pledge or subletting shall not constitute a waiver of the necessity of such consent to any subsequent assignment or subletting. Notwithstanding anything to the contrary contained herein, Tenant shall not offer to make or enter into negotiations (nor shall Landlord consent) with respect to a sublease or assignment to any of the following: (i) an existing tenant at the Building, provided that Landlord has additional space available to lease to said tenant in the Building; or (ii) any party whom Landlord or any affiliate of Landlord is then negotiating with respect to leasing space at the Building or at another location located within a 10 mile radius of the Building. Tenant shall be permitted to sublet to an existing Building tenant if Landlord does not have direct space available that is comparable to Tenant’s sublease space. Tenant shall pay Landlord’s reasonable attorneys’ fees and expenses incurred from time to time in connection with each Tenant’s request to assign or sublet under this Lease or Tenant’s request for Landlord to take any other action under this Section, whether or not Landlord withholds or provides its consent hereunder.

13.SUBORDINATION

This Lease shall be subject and subordinate to any and all mortgages, deeds of trust, and other instruments in the nature of a mortgage now or at any time hereafter a lien on the Building subject to the condition that the holder of any such instrument shall enter into with Tenant a commercially reasonable form of a so-called subordination, non-disturbance and attornment agreement (an “SNDA”) to document the terms of the subordination of this Lease to mortgages, deeds of trust, or other instruments in the nature thereof. Tenant shall, when requested, promptly (and in any event within five (5) business days after Landlord’s written request) execute and deliver any SNDA in proper form requested by Landlord or its lender. Should Tenant fail to timely execute, acknowledge and deliver any SNDA, then Tenant shall be deemed to be in default under Section 18 of this Lease. Landlord represents and warranties to Tenant that as of the date of this Lease the sole mortgagee of the Building or other party with rights to the Premises superior to Tenant’s interest under this Lease is Berkshire Bank; and it shall be a condition of the occurrence of the Term Commencement Date under this Lease that Landlord shall obtain and deliver an SNDA from the above-described party. Landlord agrees to use diligent, good faith efforts to secure from any present or future holder of a mortgage an SNDA pursuant to such mortgagee’s standard form.

Tenant agrees that Tenant will recognize as its landlord under this Lease, and shall attorn to any party succeeding to the interest of Landlord upon any foreclosure of any mortgage or deed of trust upon the Building or upon the execution of any deed in lieu of such foreclosure in respect of such mortgage or deed of trust, on the condition that such successor party shall recognize Tenant’s right of possession of the Premises on terms and conditions stated in this Lease, all as more particularly set forth in the applicable SNDA.

14.ACCESS

Landlord or its agents or parties acting on Landlord’s behalf may enter the Premises (i) to view the Premises during normal business hours upon reasonable advance communication of not less than 24 hours (written or oral), except in the event of an emergency, in which case no communication is required, (ii) to require removal of placards and signs not approved and affixed as herein provided, (iii) to make repairs and alterations pursuant to, as applicable, under this Lease, including, without limitation, to maintain use, repair, replace, relocate or introduce pipes, ducts, wires, meters and any other fixtures or equipment serving or to serve the Premises or other parts of the Building including, without limitation, common areas and common facilities and premises of other tenant(s), or to maintain or repair any portion of the Building upon reasonable advance communication (written or oral) except in the event of an emergency in the Premises or elsewhere, in which case no communication is required to enter the Premises (forcibly, if necessary) to take such measures as may be needed to cope with such emergency, (iv) to show the Premises to others during normal business hours upon reasonable advance communication (written or oral), and (v) to affix to any suitable part of the Premises a sign or notice for sale or lease and keep the same so affixed without hindrance or molestation. Tenant shall not change any locks to the Premises without prior written notice to Landlord, and Landlord shall at all times have a duplicate key to the Premises and access codes for any security systems at the Premises. Tenant shall cooperate in connection with the foregoing access and for the purposes described above. To the extent that Landlord exercises rights (other than in an emergency) pursuant to this Section, Landlord shall use commercially reasonable efforts to access the Premises and perform such work pursuant to this Section in a cost-effective and efficient manner to thereby reasonably minimize any material and adverse interference with Tenant’s business, with Tenant making reasonable accommodations for such Landlord’s access and work to be performed by Landlord in such manner. Provided however, that in no event shall Landlord materially and adversely interfere with Tenant’s access to and use of the Premises, materially reduce the area of the Premises, or materially and adversely interfere with Tenant’s access to and use of those portions of the Building designated for Tenant’s use.

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15.INDEMNIFICATION AND LIABILITY

Tenant agrees to exonerate, indemnify, defend, save and hold harmless the Landlord (and any and all persons claiming by, through or under Landlord) from and against all third party claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including legal fees, arising from: (i) any breach of this Lease by Tenant or those for whom Tenant is responsible; and (ii) any injury, loss or damage occurring on or emanating from the Premises, including, without limitation, as the result of any act, omission or negligence of the Tenant, or Tenant's contractors or licensees, or of the agents, servants, employees or business invitees of Tenant, or persons coming into the Premises for the purpose of visiting or dealing with any one or one or more of the foregoing, or arising from any accident, injury or damage occurring outside of the Premises, the parking areas and the approaches thereto, but, in, on or about the Building, which such accident, damage or injury results or is claimed to have resulted from the negligence or misconduct on the part of Tenant or Tenant's contractors or licensees, or of the agents, servants, employees or business invitees of Tenant, including, without limitation, related to or arising from vehicles and other forms of transportation of Tenant or those acting by, through or under Tenant at the Building or the approaches thereto; provided, however that none of the foregoing shall apply to Landlord's negligent acts and omissions, and in no event shall Tenant ever be liable under this Lease to Landlord for consequential, indirect or punitive damages of any kind. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease for matters which arise during the Term of this Lease or during any period of continued occupancy of the Premises by Tenant or parties for whom Tenant is responsible (as provided above) after the Term of this Lease.

Landlord and Tenant release each other from any claims and demands of whatever nature for damage, loss or injury to the Building or to the other’s property in, on or about the Premises, and the Building that are caused by or result from risks or perils insured against under any property insurance policies maintained by Landlord or Tenant, or required by the Lease to be maintained. If required by the terms of their respective insurance policy(ies), Landlord and Tenant shall cause their insurers to waive any right of recovery by way of subrogation against either Landlord or Tenant in connection with any property damage covered by any such policies. Provided, however, the foregoing shall not be construed to release or alter Tenant’s agreements and obligations required by any other paragraph of this Lease to be performed and/or undertaken by Tenant.

16.TENANT’S INSURANCE

Tenant shall maintain with respect to the Premises and the Building of which the Premises are a part (i) casualty insurance covering all of Tenant’s fixtures, equipment and personal property, in an amount at least equal to the full replacement cost (subject to commercially reasonable deductibles) and without application of a co-insurance penalty; and (ii) commercial general liability insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises or the Building, including the performance by Tenant of the indemnities set forth herein, with a combined single limit per occurrence of not less than $4,000,000.00 (or such higher limits as is or may be reasonably required by Landlord based upon inflation, increased liability awards, recommendations of Landlord’s mortgagee or professional insurance advisors) and $7,000,000.00 in the aggregate. All insurance required to be maintained by Tenant shall be with responsible companies qualified to do business in Massachusetts and in good standing therein, and Tenant’s commercial general liability insurance policy shall name Landlord (and, if requested, Landlord’s lender(s)) as additional insured, thereby insuring such insured parties, as well as Tenant, against injury to persons or damage to property as provided above. Tenant shall deposit with Landlord certificates for such insurance at or prior to the commencement of the Term, and thereafter no later than thirty (30) days prior to the expiration of any such policies. To the extent then-available in the marketplace, all such insurance certificates shall provide that such policies shall not be canceled or modified in any material respect without at least thirty (30) days’ prior written notice to each insured named therein.

17.FIRE, CASUALTY - EMINENT DOMAIN

A.Casualty

During the Term, Landlord shall maintain commercial property insurance coverage (on a so-called “special form” basis) on the Building in an amount equal to not less than eighty percent (80%) of the replacement cost thereof.

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In case following the execution hereof and prior to the expiration of the Term hereof, the Premises or the Building shall be damaged or destroyed in whole or in part by fire or other casualty, this Lease shall, except as hereinafter provided in this Section, remain in full force and effect and Landlord shall, upon notice of such damage from Tenant and proceeding with reasonable dispatch, to repair or rebuild so much of the Premises (and/or the Building) as have been damaged by fire or the elements to substantially their condition at the time of the Term Commencement Date (subject, however, to zoning laws and building codes then in existence). Landlord shall in all events not be responsible for any delay which may result by reason of adjustment of insurance claims, collection of insurance proceeds, labor troubles, or from any other cause beyond Landlord’s reasonable control, with the understanding and agreement by Tenant that repair or restoration work will not occur prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of net recovered insurance proceeds. Tenant shall concurrently repair or restore so much, if any, of the Premises as was constructed by Tenant and shall repair and restore its fixtures and personal property.

In the event that the provisions of this Section shall become applicable, the Base Rent and Additional Rent for Real Estate Taxes and Operating Expenses shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, there is material interference with the operation of the business of Tenant in the Premises (including with respect to access to the Premises), having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the substantial completion of such work, repair and/or reconstruction by Landlord.

Notwithstanding the foregoing, Landlord may terminate this Lease following: (i) damage or destruction to the Premises to the extent of thirty (30%) or more or the replacement cost thereof; or (ii) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace or the refusal of any applicable mortgagee to release the insurance proceeds for such purposes or the imposition of unsatisfactory conditions by the insurance carrier or the applicable mortgagee or ground lessor. Landlord may exercise the right to so terminate this Lease by written notice to Tenant given by the later of (a) one hundred and twenty (120) days of the date of the damage, or (b) thirty (30) days after the date the insurer or mortgagee notifies Landlord of its refusal or failure to release sufficient proceeds or imposes unsatisfactory conditions but in no event later than one hundred and eighty (180) days after the date of such damage, whichever is later. Such notice of termination shall be effective on the date thereof.

If the Premises are damaged by fire or other casualty and are not substantially repaired or restored to the condition existing on the Term Commencement Date of this Lease within three hundred (300) days following the date of such casualty, then Tenant may thereafter terminate this Lease upon thirty (30) days prior written notice to Landlord unless such repair or restoration is completed within such thirty day period. Tenant may also terminate this Lease if the Premises (or portions of the Building providing access to the Premises) are materially damaged during the last 12 months of the Term and it is reasonably determined by the parties that Landlord shall be unable to obtain the necessary insurance proceeds and substantially complete the required repairs within ninety (90) days after the occurrence of the damage, by notice to Landlord at any time thereafter.

B.Eminent Domain

If, during the Term, the Premises or any part thereof, or the whole or any substantial part of the Building, shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, or shall receive any substantial direct or consequential damage for which Landlord shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, then this Lease and the Term hereof shall terminate at the election of Landlord and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking; and if Landlord does not so elect, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent and Additional Rent for real estate taxes and Operating Expenses hereinbefore reserved according to the nature and extent of the injury sustained by the Premises, shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation provided, that Tenant may in all events elect to terminate this Lease in the event that it determines that any such taking shall adversely impact its operations at the Premises. To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, and Tenant does not elect to exercise its right to terminate this Lease, then the Base Rent hereinbefore reserved and Tenant’s Pro-Rata Share shall be adjusted for the balance of the lease Term in the same proportion which the reduction in space bears to the original RSF of the Premises.

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If this Lease is not terminated as provided in this Section and to the extent proceeds are made available to Landlord, Landlord shall use commercially reasonable efforts to apply, so much of the available proceeds of the eminent domain award as are required to restore the Premises to a condition, to the extent practical, substantially the same as that existing on the Term Commencement Date, but subject to zoning laws and building codes then in existence. If the available proceeds of the eminent domain award are insufficient in Landlord’s opinion for that purpose, there shall be no obligation by Landlord to expend funds in excess of said proceeds allocated to the Premises. Tenant shall have the right to terminate this Lease by notice to Landlord after the Landlord does not restore the Premises to the condition required above within ninety (90) days of such taking. The term “available proceeds” shall mean the amount of the award paid to the Landlord and available to the repair of the Premises, less cost of obtaining the same (including, without limitation, attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee and less any amounts as determined by Landlord in Landlord’s sole discretion to other portions of the Building other than the Premises.

Landlord reserves, for itself, all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of said Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the term to Landlord. Provided, however, nothing herein contained shall limit Tenant’s right to any separate award for the taking of personal property, moving and relocation awards, expenses, or other items the payment of which shall not reduce the award payable to, as applicable, Landlord.

18.DEFAULT AND REMEDIES

A.In the event that any of the following occur (each an “Event of Default” hereunder):

1.Tenant (i) shall fail to maintain insurance as required under this Lease or (ii) if Tenant shall fail to comply with the terms of either Section 12 or Section 13 of this Lease, or (iii) shall fail to timely pay any monthly installment of Base Rent or Additional Rent (or other sum herein specified of which Tenant has at least 30 days prior notice) and such failure shall continue for (aa) ten (10) days after written notice of such failure to timely pay for the first failure in any twelve month period and (bb) ten (10) days after such payment is due (without the necessity of Landlord sending notice) for the second and any subsequent Tenant’s failure during any twelve month period to timely pay any monthly installment of Rent; or

2.Tenant shall fail to observe or perform any of Tenant’s covenants, agreements, or obligations hereunder other than a failure as set forth in Sections 18.A.1. above and 18.A.3. below, and such failure shall not be corrected within thirty (30) days after written notice, or if Tenant diligently commences to cure the default and cannot do so within thirty (30) days, a period of ninety (90) days (“Non-Monetary Breach Notice”) thereof; or

3.Tenant shall file a petition under any bankruptcy or insolvency or similar law, or if Tenant shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of Tenant’s property for the benefit of creditors.

B.Following the occurrence and during the continuation of any Event of Default by Tenant, Landlord shall have the right thereafter to re-enter and take complete possession of the Premises in accordance with Applicable Laws, to declare the Term of this Lease ended, and/or to remove Tenant’s effects in accordance with Applicable Laws, without prejudice to any other rights or remedies hereunder, including, without limitation, as provided in Section 21 of this Lease and/or to exercise such other rights and remedies as may be available at law or in equity. During the continuation of any Event of Default under this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligation for the payment of money in connection with curing any Event of Default by Tenant under this Lease, or enforcing its rights hereunder, including but not limited to, attorneys’ fees in instituting or prosecuting any action or proceedings to enforce its rights under this Lease, such sums paid or obligations incurred, with interest at the Default Rate shall be paid to Landlord by Tenant as Additional Rent upon demand. Tenant shall pay all Landlord’s costs, including reasonable attorneys’ fees, in enforcing Landlord’s rights hereunder or collecting any sums owed by Tenant hereunder.

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Following an Event of Default by Tenant resulting in Landlord’s termination of this Lease, Tenant shall immediately owe and pay to Landlord upon written demand the following as liquidated damages being a reasonable forecast of Landlord’s damages expected to occur following Tenant’s default: (i) the total of all amounts then due from Tenant under this Lease; (ii) the present value of the total of Base Rent and Landlord’s estimate of any other charges which may become due under this Lease through the end of what would have been the Lease Term but for the early termination, less the then-fair market rental value of the Premises for the same period, similarly discounted, plus interest at the Default Rate through the date of payment of those amounts and costs of collection thereof; and (iii) the total of the following amounts (“Reimbursement Payment”): the amount that results from multiplying (x) all Landlord’s costs and expenses associated with Tenant Improvements and costs the negotiation and execution of the Lease, including, without limitation, the brokerage commission and Landlord’s attorneys’ fees and expenses, by (y) a fraction, the numerator of which is the number of remaining months of what would have been the Term except for the earlier termination (“Default Numerator”) and the denominator or which is 84. Provided Tenant timely otherwise pays and performs its obligations under this Lease, including, without limitation under clauses (i), (ii) and (iii) of this paragraph, any rent, if any, Landlord collects for the Premises for the balance of what would have been the Term but for the early termination after first deducting all leasing costs, brokerage commissions, improvement costs, reasonable legal fees and expenses, and other costs incurred by Landlord in connection with the replacement lease shall be remitted to Tenant, if, as and when received by Landlord, up to but not exceeding the amount paid by Tenant under clause (ii) above. Landlord at Landlord's option may make such alterations, repairs, replacements and decorations at the Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way for the failure or refusal to re-let the Premises or any parts thereof, nor shall such failure or refusal of Landlord to re-let the Premises release or affect Tenant’s liability for damages, and further, if the Premises are re-let, Landlord shall in no event be liable in any way for the failure to collect the rents due under such re-letting, provided that Landlord acts in good faith.

19.SECURITY DEPOSIT

(a)Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord Seventy-One Thousand Nine Hundred Twenty-Seven and Ninety-Six One Hundredths Dollars ($71,927.96) (the “Security Deposit”). The Security Deposit shall be in the form of cash.

(b)The Security Deposit as provided in this Section 19 is security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that upon the occurrence and during the continuation of any Event of Default by Tenant, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorney’s fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall upon demand pay to Landlord the amount so applied to restore the Security Deposit to its original amount. Because Real Estate Taxes and Operating Expenses are subject to annual reconciliation based on actual amounts (collectively “Final Amounts Due”) determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit, Landlord shall have the right, in its sole discretion, upon the end of the Lease and delivery of the Premises in accordance with the terms hereof to hold all or a portion of the Security Deposit (or whatever amount remains after Landlord exercises its other rights hereunder) until thirty (30) days after the determination of Final Amounts Due, at which time Landlord has the right to deduct Tenant’s unpaid share of the Final Amounts Due from the remaining Security Deposit and return any balance of the Security Deposit to Tenant. If the remaining Security Deposit, if any, is not sufficient to pay Tenant’s obligations hereunder, Tenant shall pay the same within thirty (30) days of billing from Landlord. In the event of a sale or other transfer of the Building of which the Premises are a part, Landlord shall transfer the Security Deposit then remaining to the purchaser or transferee and provide notice thereof to Tenant, whereupon Landlord shall be released from all liability for the return of such Security Deposit to Tenant; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit then remaining. The holder of any mortgage upon the Building of which the Premises are a part shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received by such holder. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. This Section shall survive the termination of the Lease.

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20.NOTICE

Any notice from Landlord to Tenant relating to the Premises or to the occupancy thereof or otherwise relating to this Lease, shall be deemed duly served if mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by recognized overnight delivery service addressed to Tenant at the address first set forth above, and Landlord will endeavor to send a copy of such notices sent to Precision Optics Corporation, Inc, Attn: Wayne Coll, CFO. Any notice from Tenant to Landlord relating to the Premises or to the occupancy thereof, shall be deemed duly served if mailed to Landlord by registered or certified mail, return receipt requested, postage prepaid, or sent by recognized overnight delivery service addressed to Landlord at such address as Landlord may from time to time advise in writing, and Tenant will endeavor to send a copy of such notices sent to Landlord to Stephen J. Rodman, Esq., Lampert, Hausler & Rodman, P.C., 10 North Road, Chelmsford, MA 01824. All regular monthly installments of Rent shall be paid to Landlord without notice or demand electronically through Landlord’s Commercial Café system (see Exhibit D) until notice is sent to Tenant to the contrary. Landlord or Tenant may from time to time by written notice delivered to the other designate an alternate address for the delivery of notices.

21.EXPIRATION AND SURRENDER

Tenant shall at the expiration or other termination of this Lease surrender and yield up the Premises and remove all Tenant’s goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all personal property and trade fixtures and all signs and lettering affixed or painted by Tenant, either inside or outside the Premises) and shall not be responsible to repair any damage to the Premises caused by such removal, unless such damage is caused by the negligence of Tenant or its agents. Tenant shall deliver to Landlord the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, all of which shall be in good condition, reasonable wear and damage by fire or other casualty only excepted. In the event of Tenant’s failure to remove any of Tenant’s property from the Premises promptly upon expiration or termination of the Lease, Landlord is hereby authorized, without liability to Landlord for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, without notice, any or all of the property not so removed by Tenant and to apply the net proceeds of such sale to the payment of any sum due thereunder, or to discard or destroy such property, without liability or accounting to Tenant. Notwithstanding anything herein to the contrary, at the end of the Term, Tenant shall not be responsible for the removal of wiring and cabling, compressors, cooling towers or the removal or restoration of the Tenant Improvements.

22.BROKERAGE

Landlord and Tenant each represent to the other that the only broker involved in this Lease or the transaction contemplated hereby is CBRE and Landlord and Tenant each agree to indemnify the other from and against all loss, cost and expense arising out of a breach of the foregoing representation. Landlord agrees to compensate CBRE in accordance with a separate agreement between them.

23.LANDLORD LIABILITY AND DEFAULT

The obligations of the Landlord hereunder shall be binding upon Landlord and each succeeding owner of the Landlord's interest hereunder only during the respective period that each succeeding owner owns the Building and Landlord and each succeeding owner shall have no liability whatsoever for obligations which accrue prior to or after its respective period of ownership (on the express condition that in connection with any transfer of the interest of Landlord under this Lease, the transferor Landlord shall transfer to its successor the Security Deposit and any amounts of Rent or Additional Rent pre-paid by Tenant, and such successor to Landlord shall acknowledge in writing for the benefit of Tenant receipt of the transfer or such amounts). Recourse against Landlord under or on account of this Lease shall be limited to the Landlord’s interest in the Building (and the real property upon which it is located); in no event may Tenant or any other party seek or obtain recourse to or from the assets of any manager, member, beneficiary or partner of Landlord or any employee, officer, director, shareholder, member or beneficiary of Landlord, its manager, managing agent or their respective successors and assigns. Notwithstanding anything to the contrary contained in this Lease, in no event shall either party hereto be liable to the other or any other party for indirect or consequential damages. Notwithstanding anything to the contrary contained in this Lease, Landlord’s and Tenant’s obligations under this Lease are independent of each other, and, without limiting the generality of the foregoing, Tenant acknowledges that its covenant to pay Base Rent and Additional Rent hereunder is independent of Landlord’s obligations hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Base Rent or Additional Rent due hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord.

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Landlord shall not be deemed in default hereunder unless and until Landlord receives written notice of default and such default continues without cure for thirty (30) days or such additional time as is required to effect cure provided Landlord has then commenced and thereafter reasonably diligently pursues cure.

24. TENANT REQUEST FOR REVIEW, APPROVAL OR OTHER ACTION

If Tenant requests Landlord’s approval or any other action by Landlord hereunder (except for (i) any matters related to the approval of plans or specifications for Tenant Improvements, (ii) any matters related to building permits or other governmental approvals needed for Tenant Improvements, and (iii) a request for a Landlord required action under Section 9.B.), including, without limitation, consent to an assignment or sublease, or any other document is requested or any issue arises which in the reasonable opinion of Landlord requires review by Landlord’s counsel, Tenant shall pay Landlord’s reasonable attorneys’ fees.

25. ENVIRONMENTAL HAZARDS

As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under applicable laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now or existing or hereafter enacted or promulgated (“Hazardous Materials Laws”). Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, or any other portion of the Building nor exacerbate any existing condition at the Premises or other portions of the Building that causes such condition to no longer comply with Hazardous Materials Laws; provided, however, Tenant shall be permitted to have customary cleaning materials and materials for computer, copier and telecopier machines so long as such materials are in small quantities, maintained in a safe manner and used both as directed and pursuant to applicable law. Tenant shall exonerate, indemnify, defend and hold Landlord harmless from and against any and all actions (costs, claims, damages, including, without limitation, punitive damages), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment), liabilities or losses arising from a breach of this prohibition by Tenant or those acting on Tenant’s behalf or those acting by, through or under Tenant.

Landlord represents and warrants to Tenant that the Building, common areas, and land are free of Hazardous Materials including, but not limited to asbestos containing materials, and that the Building, common areas, and land shall be maintained in compliance with all environmental laws, rules, and regulations. If at any time during the Lease Term or any renewal or extension thereof, any Hazardous Materials are found to be present and not caused by Tenant or those acting on behalf of Tenant, Landlord shall take all steps necessary to cure or remedy the same at Landlord’s sole cost and expense, in accordance with all applicable laws, regulations, and guidelines, governing the same, including the institution of an operations and maintenance program for asbestos containing materials, if necessary. Tenant shall be given the right to terminate this Lease in the event any Hazardous Materials, posing a danger to the health or safety of Tenant and cannot be cured or remedied within a reasonable period of time. The cost of abating or curing any Hazardous Materials found to be present shall be at Landlord's sole cost and expense throughout the Lease Term, including any extensions thereof.

This Section shall survive the expiration or earlier termination of this Lease.

26.SIGNAGE

Landlord, at Landlord’s expense, shall provide to Tenant commercially reasonable signage in the Building lobby, on all monuments and at the main entrance to the Premises. Tenant, at its sole cost and expense, shall have the right to install signage within the Premises consistent with its corporate standard.

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27.HOLDOVER

If, without Landlord’s prior written consent, Tenant retains possession of the Premises or any part thereof after the termination of this Lease (which, as used herein, shall mean termination by lapse of time or otherwise), such holding over shall not create any tenancy, with Tenant being only an unauthorized licensee, and Tenant shall pay Landlord one hundred fifty percent (150%) of the Base Rent immediately preceding said holding over and Additional Rent, computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession. In the event that Landlord provides notice to Tenant that it has entered into an agreement for the occupancy of the Premises by another party, and Tenant fails to surrender the Premises within fifteen (15) days thereof, then Tenant shall also pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant’s retention of possession. Tenant acknowledges that the foregoing determination of holdover rent is not a penalty, but a fair estimation now available binding upon Tenant of the rental value during the holdover period.

28.CAPITAL, STRUCTURAL AND MECHANICAL ELEMENTS

Landlord warrants the roof and all structural elements of the Building, and also warrants that all Landlord’s Work shall be free of defects for a period of one (1) year after the Term Commencement Date. All HVAC, mechanical, electrical, lighting, plumbing and life safety systems serving the Premises shall be delivered in good working order and have a useful life of at least the length of the initial Lease Term. If any capital items require replacement or major capital repair during the Term, as it may be extended, Landlord shall be responsible for such repair and/or replacement and shall have the right to amortize the costs of such capital repair/replacement over the useful life of the item in question and include such amortized cost in Operating Expenses.

29.CODE COMPLIANCE AND LIFE SAFETY

Landlord, at its sole cost and expense, shall be responsible for placing and keeping the Building, the Premises and all Building systems (including, but not limited to fire, life safety, security, elevators, etc.) in compliance with all governmental regulations, codes, rules or laws with the exception of changes made by Tenant for which Tenant is responsible.

30.EARLY ACCESS

Tenant shall have early access to the Premises thirty (30) days’ prior to the expected Term Commencement Date (“Early Access”) to install furniture, fixtures, equipment, and telephone/data wiring. Landlord and Tenant shall coordinate Early Access need of Tenant so as to not interfere with ongoing Tenant Improvements Work.

31.RIGHT OF FIRST OFFER

Tenant shall have a Right of First Offer (“ROFO”) on any contiguous space available in the Building following execution of this Lease, or any contiguous space that becomes available during its Lease Term or any extension thereof. After receiving written notice of availability from Landlord (together with Landlord’s determination of the Fair Market Rent, as defined below), Tenant shall have the option to lease such space at the then Fair Market Rent specified in Landlord’s notice, with a Term coterminous with the Lease Term (however in no event less than five (5) years), and with the benefit of any remaining extension options. Fair Market Rent shall take into consideration tenant improvement allowances, free rent periods, and other tenant inducements then being offered by landlords of similar space in the marketplace, together with brokerage commissions, and all other applicable terms and conditions of the tenancy in question. Tenant shall have the right to arbitrate the determination of prevailing Fair Market Rent. Tenant’s ROFO shall be subject to the existing expansion and renewal rights of existing tenants in the Building pursuant to existing leases. In the event that Tenant rejects Landlord’s offer, Landlord shall be free to market the contiguous space to others, provided, that (1) should Landlord reduce the Fair Market Rent for the offered space by more than 5%, or (2) should Landlord fail to lease the space within 6 months after its initial submission of the ROFO to Tenant, then Landlord shall again offer the contiguous space to Tenant, and the foregoing process shall be repeated until the contiguous space is so leased to Tenant or another party.

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32.LOADING

During the Lease Term or any Option Term, Tenant shall have access to and use of the existing loading dock located on the second floor of the Building and the freight elevator associated therewith. Landlord shall maintain the loading dock and freight elevator in good working order.

33.INTERRUPTION OF SERVICES

Except for (i) damage caused by a fire or other casualty or damage caused as a result of order of government or municipality or any taking under the power of eminent domain, which are addressed by other provisions of the Lease, or (ii) the act or omission of Tenant or any Tenant Related Party, which are excluded from the provisions of this paragraph, if the Premises should become not reasonably suitable for Tenant’s use as a consequence of cessation of utilities or other services, interference with access to the Premises, legal restrictions or the presence of any Hazardous Material which does not result from Tenant’s release or emission of such Hazardous Material (“Interruption/Suspension”) and the same is not corrected within the Interruption Cure Period, as hereinafter defined, then Base Rent and Additional Rent shall equitably abate until such Interruption/Suspension is corrected. The “Interruption Cure Period” shall be defined as five (5) consecutive days after Tenant’s written notice to Landlord of the condition causing the Interruption/Suspension in the Premises; provided, however, that the Interruption Cure Period shall be ten (10) consecutive days after Tenant’s notice to Landlord of such condition causing the Interruption/Suspension in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control. In the event such condition causing the Interruption/Suspension is not restored within ninety (90) days after the date on which Tenant notifies Landlord of such condition as aforesaid, Tenant may terminate this Lease by giving written notice thereof to Landlord at any time prior to the correction of the condition causing the Interruption/Suspension.

34.RENEWAL OPTIONS

Landlord hereby grants to Tenant two (2) options to extend this Lease for periods of five (5) years each. Tenant must exercise each option to extend not later than nine (9) months prior to the expiration of the then current Term by notice in writing to Landlord.

Landlord will inform Tenant in writing, of Landlord’s determination of Fair Market Rent within thirty (30) days after the date Landlord receives Tenant’s exercise notice. If Tenant agrees with Landlord’s Fair Market Rent determination, Tenant will exercise this option and the parties will evidence such exercise by an amendment to the Lease prepared by Tenant. If Tenant disagrees with Landlord’s Fair Market Rent determination, Tenant shall provide written notice to Landlord within thirty (30) days of receipt of Landlord’s written proposal. Thereafter, within ten (10) days of receipt of Tenant’s notice, each party at its sole cost and expense shall appoint a real estate appraiser with at least five (5) years full time commercial appraisal experience in the Interstate 495 North metropolitan real estate market, and that is a member of the American Institute of Real Estate Appraisers. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rent for the initial year of the renewal term. If the two appraisers are appointed timely, the two appraisers shall select a third appraiser, meeting the qualifications stated in this Section 34, within ten (10) days. Each of the parties shall bear one half of the cost of paying the third appraiser’s fees. The third appraiser shall be a person who has not previously acted in any capacity for either party. Each appraiser shall independently provide an appraisal with his or her determination of Fair Market Rent for the Premises. The three appraisals shall be added together and their total divided by three. The resulting quotient shall be the Fair Market Rent for the initial year of a Renewal Term. If, however, the low appraisal and/or the high appraisal are more than 15% lower or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be the Fair Market Rent for the initial year of a Renewal Term. Thereafter, Base Rent shall increase annually by three percent (3%) over the previous year’s Base Rent.

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“Fair Market Rent” shall mean 95% of the amount that a willing, comparable credit tenant would pay and a willing, comparable landlord would accept in an arm’s length negotiation for a comparable lease or renewal of a lease in a comparable flex building in the Interstate 495 North area in accordance with these lease terms. Fair Market Rent shall take into consideration tenant improvement allowances, free rent periods and other tenant inducements then being offered in the marketplace, together with brokerage commissions, and all other applicable terms and conditions of the tenancy in question. There shall be a rate floor in determining “Fair Market Rent” for the existing Premises of no less than the previous year’s Base Rent.

35.PARKING

All parking spaces are provided to Tenant under this Lease as a part of the common area of the Building and there is no rent is due from Tenant to Landlord for the use of parking spaces. Parking shall be provided to allow Tenant to meet its parking ratio requirements. All parking is on a non-exclusive basis.

36.OTHER PROVISIONS

A.	Tenant shall place all trash in the trash collection area outside of the Building designated by Landlord.

B.	Within five (5) business days after request by Landlord, Tenant will promptly complete an estoppel letter in forms reasonably requested by Landlord to confirm the status of this Lease. Failure of Tenant to timely sign and complete the required estoppel shall, at Landlord’s election, be a default under this Lease.

C.	Landlord will reasonably cooperate with Tenant to cause the Lease to comply with the requirements of Tenant’s preferred lease accounting treatment, including, taking such steps as may be required to cause the Lease to be treated as an operating lease, to avoid capital lease accounting treatment.

D.	No other agreements or representations have been made by either party except as expressly contained in this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both the Landlord and the Tenant. All negotiations, considerations, representations and understandings between the Landlord and the Tenant are incorporated herein and may be modified or altered only by agreement in writing between the Landlord and Tenant, and no act or omission of any employee or agent of the Landlord shall alter, change or modify any of the provisions hereof.

E.	Recording of this Lease or a copy of this Lease shall be a default; however, at Tenant’s request, Landlord agrees to enter Landlord’s form of a Notice of Lease for recording at Tenant’s expense, with a copy thereof delivered promptly by Tenant to Landlord.

F.	The covenants and agreements of Landlord and Tenant shall be binding upon and inure to the benefit of each of them and their respective successors and assigns.

G.	The headings herein contained are for convenience and shall not be construed a part of this Lease.

H.	This Lease shall be construed under and be governed by the laws of the Commonwealth of Massachusetts.

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I.	If any provision of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision. This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence of the obligations of the parties to be performed within a specific time frame in this Lease.

J.	Tenant is responsible for the security of all key fobs provided to Tenant for access to the Building; in furtherance thereof, Tenant shall be responsible for the immediate return of all keys to Tenant from employees who leave Tenant upon each such employee’s cessation of employment. At the end of the Term, Tenant shall return to Landlord all keys.

K.	Tenant acknowledges that the Building may be occupied by other tenants. To minimize disturbances in the Building, (a) if and to the extent Tenant requires access through a common entrance shared with other tenants of the Building, and (b) except for the period of the construction of Tenant Improvements at the start of the Term (when no prior notice for access will be required) then Tenant agrees to provide Landlord with one (1) business day advance notice prior to Tenant moving its furniture, fixtures and equipment and other personal property necessary to open Tenant’s business into the Premises, any subsequent removal and delivery of additional furniture, fixtures, equipment and other personal property to the Premises during the Term and at the end of the Term (pursuant to this Section and the other requirements of this Lease). In connection with such work, Tenant agrees to take all reasonable steps requested by Landlord to prevent damage to the Building including, without limitation, use of padding in the elevator, and, in connection therewith, to pay Landlord all of its costs and expenses related to such damage ten (10) days after billing, and with the provisions of Section of the Lease applicable to all such work.

L.	Landlord shall not be deemed to have: waived, obligated itself to defer, consented to or granted any postponement to or for Tenant’s performance of its obligations under this Lease, unless and until an agreement in writing for such waiver, deferral, consent or postponement has been signed by Landlord. Further, no postponement or delay by Landlord in pursuing collection and/or enforcement of Tenant’s obligations under this Lease shall excuse Tenant’s subsequent and/or continuing responsibility therefor, whether with respect to prior, then current or future such obligations. No modification or amendment to this Lease shall be valid or binding unless and until in writing and signed by the party against whom enforcement thereof may be sought.

M.	No payment by the Tenant or acceptance by the Landlord of a lesser amount than shall be due the Landlord from the Tenant shall be deemed to be anything but payment on account, and the acceptance by the Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and the Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

N.	Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any applicable legal requirement.

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O.	Tenant covenants and agrees to keep the rental rate(s), the Term and other financial and business terms, and the form of this Lease (“Confidential Information”) completely confidential; provided, however, that (i) such Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities (it being understood that Tenant shall inform its representatives of the confidential nature of the Confidential Information and that such representatives shall be directed by Tenant, and shall each expressly agree, to treat such Confidential Information confidentially in accordance with the terms of this Section), and (ii) unless if required by applicable law or pursuant to court order, any other disclosure of such Confidential Information may only be made if Landlord consents in writing prior to any such disclosure.

P.	All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that to the extent required by applicable Massachusetts law, the foregoing shall not exculpate the Landlord from its own negligent acts or omissions. Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises, and such insurance on Tenant's property shall contain a waiver of subrogation clause in favor of Landlord or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord.

Q.	If Tenant receives local and state economic incentive packages which requires ongoing reporting to the incentive-granting authorities, Landlord will cooperate with Tenant as needed to complete such reporting. Landlord will pass through all economic incentive benefits directly to Tenant.

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Executed under seal as of June 2, 2025.

LANDLORD:		TENANT:

550 KING STREET, LLC		PRECISION OPTICS CORPORATION, INC.

By:	/s/***____________________	By:	/s/***____________________
	Print Name: ***		Print Name: ***
	Title: ***		Title: ***
	Duly Authorized		Duly Authorized

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